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                                                                                         Exhibit 12
                          Lockheed Martin Corporation
               Computation of Ratio of Earnings to Fixed Charges
                      for the Three Months Ended March 31, 2000
                          (In millions, except ratio)



Earnings
Earnings from continuing operations before income taxes                                       $ 99
Interest expense                                                                               227
Amortization of debt premium and discount, net                                                  --
Portion of rents representative of an interest factor                                           17
Losses and undistributed earnings of 50% and less than 50%
     owned companies, net                                                                       19
                                                                                              ----

Adjusted earnings from continuing operations before income taxes                              $362
                                                                                              ====

Fixed Charges
Interest expense                                                                              $227
Amortization of debt premium and discount, net                                                  --
Portion of rents representative of an interest factor                                           17
Capitalized interest                                                                            --
                                                                                              ----

Total fixed charges                                                                           $244
                                                                                              ====

Ratio of Earnings to Fixed Charges                                                             1.5
                                                                                              ====
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